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EXHIBIT 10.1

                   AMENDMENT TO AGREEMENT AND PLAN OF MERGER

      This AMENDMENT (the "Amendment"), dated as of March 15, 2007 is entered into by and among INNOZEN, INC., a Delaware corporation ("COMPANY"), HEALTHSPORT, INC., a Delaware corporation ("PARENT") INNOZEN ACQUISITION SUB, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("ACQUISITION SUB"), to the AGREEMENT AND PLAN OF MERGER (the "MERGER AGREEMENT"), dated as of January 31, 2007, by and between Company, Parent and Acquisition Sub.

      WHEREAS, Company, Parent and Acquisition Sub are parties to the Merger Agreement, which provides, among other things, for the merger of Acquisition Sub with and into the Company (the "MERGER") upon and subject to the terms and conditions contained therein;

      WHEREAS, pursuant to Section 5.3 of the Merger Agreement, the Parent was required to complete a private placement of at least $6 million but not more than $12 million of Parent Common Shares at a price not less than $1.50 per share (the "PRIVATE PLACEMENT"), on the following timetable: (a) execution and delivery by the investors of subscription agreements for the minimum amount of the Private Placement by no later than February 15, 2007; and (b) the closing of the Private Placement by no later than February 28, 2007.

      WHEREAS, pursuant to Section 6.1.2 of the Merger Agreement, the completion of the Private Placement in Section 5.3 was a condition to Closing of the Merger;

      WHEREAS, Section 7.1.3 of the Merger Agreement provided that the Merger may be terminated by Company if Parent failed to complete the Private Placement by the dates set forth in Section 5.3;

      WHEREAS, Section 7.1.6 of the Merger Agreement provided that the Merger may be terminated if the Closing had not occurred by February 28,2007;

      WHEREAS, the parties orally agreed to extend the provisions of Section
7.1.6 of the Merger Agreement pending this Amendment;

      WHEREAS, the parties hereto desire to amend the dates required for completion of the Private Placement in Section 5.3 and the date of termination of the Merger Agreement as set forth in Section 7.1.6;

      WHEREAS, the parties hereto desire to amend the definition of "EXCHANGE RATIO" to reflect potential changes in the number of Parent Common Shares issued to Company in the Merger;

      WHEREAS, Section 7.3 of the Merger Agreement requires that any amendment to the Merger Agreement be in writing and signed on behalf of each of the parties; and

      WHEREAS, the Boards of Directors of each of Company, Parent and Acquisition Sub have approved and deemed advisable this Amendment.

      NOW, THEREFORE, the parties hereto agree as follows:

      1.    Section 5.3 of the Merger Agreement is hereby amended as follows:

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"Section 5.3    PRIVATE PLACEMENT. Parent shall use its best efforts to complete a private placement of at least $6 million but not more than $12 million of Parent Common Shares at a price not less than $1.50 per share (the "PRIVATE PLACEMENT"), on the following timetable: (a) execution and delivery by the investors of subscription agreements for the minimum amount of the Private Placement by no later than March 19, 2007, which execution and delivery of subscription agreements shall constitute "completion" of the Private Placement for purposes hereof; and (b) the closing of the Private Placement by no later than April 30, 2007. The date set forth in Section 5.3(A) and the number of Parent Common Shares issued in the Merger may be adjusted as follows:

      i. If Parent completes the Private Placement by March 19, 2007, it shall issue 17,500,000 Parent Common Shares to the Company in the Merger;
      ii. If Parent fails to complete the Private Placement by March 19, 2007 but before March 30, 2007, it shall be required to increase the number of Parent Common Shares issued to the Company in the Merger from 17,500,000to 17,750,000;
      iii. If Parent fails to complete the Private Placement by March 30, 2007 but before April 15, 2007, it shall be required to increase the number of Parent Common Shares issued to the Company in the Merger from 17,750,000 to 18,000,000;
      iv. If Parent fails to complete the Private Placement by April 15, 2007 but before April 30, 2007, it shall be required to increase the number of parent Common Shares issued to the Company in the Merger from 18,000,000 to 18,250,000; or
      v. If Parent fails to complete the Private Placement by April 30, 2007, Company shall be entitled to terminate the Merger as set forth in Section 7.1.3.

For purposes of this Section 5.3, Parent shall be deemed to have failed to meet the condition of completion of the Private Placement if it does not provide executed copies of the subscription documents to Company in some format, including mail, fax or email, by 5:00 p.m. Pacific coast time on the relevant date."

      2. Section 7.1.6 of the Merger Agreement is hereby amended to change the date of termination from February 28, 2007 to April 2, 2007. The remainder of Section 7.1.6 shall remain unchanged and in full force and effect.

      3. The definition of "Exchange Ratio" on Schedule A of the Merger Agreement is hereby amended as follows: "EXCHANGE RATIO" shall equal the ratio determined by dividing the number of Parent Common Shares to be issued to Company as determined in Section 5.3 by the number of outstanding Company Capital Shares at Closing."

      4. Except as expressly provided in this Amendment, the Merger Agreement shall remain unchanged and in full force and effect.

      5. This Amendment and all questions with respect to this Amendment and the rights and liabilities of the parties will be governed by the laws of Delaware, regardless of the choice of law provisions of Delaware or any other jurisdiction.

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      6.    This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

IN WITNESS WHEREOF, the parties have caused this Amendment to the Agreement and Plan of Merger to be duly executed as of the date first written above.


                                                INNOZEN, INC.
                                                a Delaware corporation


                                                By: /s/ Robert Davidson
                                                   -----------------------------
                                                   Name:  Robert Davidson
                                                   Title: CEO


                                                HEALTHSPORT, INC.
                                                a Delaware corporation


                                                By: /s/ Daniel J. Kelly
                                                   -----------------------------
                                                   Name:  Daniel J. Kelly
                                                   Title: President



                                                INNOZEN ACQUISITION SUB, INC.,
                                                a Delaware corporation


                                                By: /s/ Daniel J. Kelly
                                                   -----------------------------
                                                   Name:  Daniel J. Kelly
                                                   Title: President


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